Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, Yanela C. Frias, Vice President and Chief Financial Officer of Pruco Life Insurance Company of New Jersey, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, containing the financial statements of Pruco Life of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company of New Jersey) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Pruco Life of New Jersey Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: November 13, 2014

/s/ Yanela C. Frias
Yanela C. Frias
Vice President and Chief Financial Officer
Pruco Life Insurance Company of New Jersey

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.